Exhibit 99.1

NF Energy Accepts Action by Written Consent of the Stockholders and Changes to the Board of Directors

SHENYANG, China, Jan. 30, 2019 (GLOBE NEWSWIRE) -- NF Energy Saving Corporation. (NFEC) ("NF Energy" or the "Company"), a leading energy saving services and solutions provider for China's power, petrochemical, coal, metallurgy, construction, and municipal infrastructure development industries, today reported that Mr. Yongquan Bi, an existing director and a substantial stockholder of the Company, together with a group of additional investors whose holdings  together constitute a majority of the Company’s voting rights, delivered a written consent (the “Written Consent”) to the Company’s registered office in a process which is consistent with the Company’s governing documents.

According to the Written Consent, three members of the Company’s Board of Directors (the “Board”) (i.e., Lihua Wang, Jianxin Wang and Zhuting Liu) will end their service, and a new director, Mr. Ju Li, will be appointed to the Board, so that the reconstituted Board will consist of seven directors (instead of nine).

“We are delighted to welcome Mr. Ju Li, a well respected and accomplished individual, to the Board,” said Yongquan Bi.  “We will work to enhance shareholder value. We are confident Mr. Li will be a valuable contributor to the Company.”

The composition of the reconstituted Board:

Name	Position
Yongquan Bi	Chairman
Gang Li	Director
Mia Kuang Ching	Director
Ju Li	Director
Tiewei Song	Director
Fengsheng Tan	Director
Changqing Yan	Director

Yongquan Bi — Current Director to be appointed as the new Chairman

Yongquan Bi has been nominated by the Nominating Committee to serve on the Company’s Board of Directors until the 2019 Annual Meeting of the Company. Mr. Bi is currently the Chairman of the  Board of Boqi Group, as position he has held since 2009. In 2015, Mr. Bi participated in the senior class of investment and financing of Chinese enterprises in Tsinghua University.  Mr. Bi has more than 15 years of industry experience in the financial sector, has more than one industry investment, management of actual combat experience and strong ability of resource integration, especially good at capital planning and capital operation.

Ju Li — Newly Appointed Director

Mr. Ju Li (40) has rich and extensive financial investment and enterprise management experience. Mr. Li previously worked at Amtex GmbH and at Mercatura Cosmetics Biotech Tech AG. From March 2009 to February 2015, Mr. Li was the general manager of Asia Pacific at Varengold Bank. From April 2015 to February 2017, Mr. Li was the general manager of Asia Pacific at Sensus Asset Management Co., Ltd. Mr. Li holds a B.A. degree from the Bremen University of Applied Sciences,Germany.

About NF Energy Saving Corporation

NF Energy Saving Corporation (NASDAQ:  NFEC) is a China-based provider of integrated energy conservation solutions utilizing energy-saving equipment, technical services and energy management re-engineering project operations to provide energy saving services to clients. The Company's customers are mainly concentrated in the electrical generation (large-scale thermal power generation, hydroelectric power, and nuclear power), water supply, and heat supply industries. The majority of revenues are from energy efficient flow control solutions including equipment and energy efficiency project services. For more information, visit http://www.nfenergy.com.

Safe Harbor Statement

The statements contained herein that are not historical facts are considered "forward-looking statements." Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. In particular, statements regarding the efficacy of investment in research and development are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the effect of political, economic, and market conditions and geopolitical events; legislative and regulatory changes that affect our business; the availability of funds and working capital; the actions and initiatives of current and potential competitors; investor sentiment; and our reputation. We do not undertake any responsibility to publicly release any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this report. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events, which may cause actual results to differ from those expressed or implied by any forward-looking statements. The factors discussed herein are expressed from time to time in our filings with the Securities and Exchange Commission available at http://www.sec.gov.

For more information contact:

Xiaoyu Li

Xiaoyu.li.ch@hotmail.com

+86 13304110519